Exhibit 99.1

ARGAN, INC. REPORTS STRONG SECOND QUARTER EARNINGS

September 5, 2013 – ROCKVILLE, MD – Argan, Inc. (NYSE MKT: AGX) today announced financial results for the three and six months ended July 31, 2013.

For the quarter ended July 31, 2013, net revenues were $57.9 million compared to $82.6 million for the quarter ended July 31, 2012. Gemma Power Systems LLC and affiliates (Gemma) contributed $55.5 million, or 96% of net revenues in the second quarter of fiscal 2014, compared to $78.1 million, or 95% of net revenues in the second quarter of fiscal 2013.

For the six months ended July 31, 2013, net revenues were $104.5 million compared to $146.3 million during the six months ended July 31, 2012. Gemma contributed $99.3 million, or 95% of net revenues in the first six months of fiscal 2014, compared to $135.8 million, or 93% of net revenues in the first six months of fiscal 2013.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) from continuing operations of $21.6 million for the quarter ended July 31, 2013 compared to $9.8 million for the same prior year period. Gemma recorded $21.0 million in EBITDA for the second quarter of fiscal 2014 compared to $10.1 million for the second quarter of fiscal 2013. Argan reported EBITDA from continuing operations of $32.6 million for the six months ended July 31, 2013 compared to $17.0 million for the same prior year period. Gemma, for its segment, recorded $33.1 million in EBITDA for the first six months of fiscal 2014 compared to $17.4 million for the first six months of fiscal 2013.

In the second quarter of fiscal 2014, the Company reported income from continuing operations before income taxes of $21.4 million compared to income from continuing operations before income taxes of $9.6 million in the second quarter of fiscal 2013.

For the first six months of fiscal 2014, the Company reported income from continuing operations before income taxes of $32.3 million compared to income from continuing operations before income taxes of $16.6 million for the first six months of fiscal 2013.

Net income attributable to the stockholders of Argan for the quarter ended July 31, 2013, was $12.6 million, or $0.89 per diluted share based on 14,129,000 diluted shares outstanding, compared to net income attributable to the stockholders of Argan of $6.2 million, or $0.45 per diluted share based on 13,935,000 diluted shares outstanding for the quarter ended July 31, 2012.

Net income attributable to the stockholders of Argan for the six months ended July 31, 2013 was $19.0 million or $1.35 per diluted share based on 14,132,000 diluted shares outstanding compared to net income attributable to the stockholders of Argan of $10.6 million or $0.76 per diluted share based on 13,952,000 diluted shares outstanding for the six months ended July 31, 2012.

Argan had consolidated cash of $152.9 million as of July 31, 2013 and was debt free. Consolidated working capital increased during the current fiscal year to date to approximately $116.0 million as of July 31, 2013 and consolidated tangible net worth increased to $120.4 million in the same period.

Gemma’s backlog as of July 31, 2013 was $465 million compared to $286 million as of July 31, 2012. The July 31, 2013 backlog includes the 829 MW combined cycle gas fired power plant for Moxie Liberty. Argan anticipates the approximately 800 MW combined cycle power plant for Moxie Patriot with an estimated contract of $385 million will be added to the backlog this fall when the project is closer to financial close.

Subsequent to the end of the quarter, Argan announced that a third party investor, an affiliate of Panda Power Funds, completed the purchase and permanent financing of Moxie Liberty. In connection with the closing, GPI received cash from Moxie Liberty in the amount of $14.2 million related to development success fees and $5.1 million for the repayment of notes receivable and accrued interest.

Also, Gemma received a full notice to proceed with the engineering, equipment procurement and construction efforts pursuant to the Liberty EPC contract.

Commenting on Argan’s financial results, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “We are pleased with the strong performance of our Gemma associates in the successful completion of the Sentinel power plant construction. We look forward to the design/build of the Moxie Liberty project.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind power. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301.315.9467

ARGAN, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Net revenues
Power industry services	$55,520,000	$78,109,000	$99,289,000	$135,837,000
Telecommunications infrastructure services	2,344,000	4,510,000	5,223,000	10,472,000

Net revenues	57,864,000	82,619,000	104,512,000	146,309,000

Cost of revenues
Power industry services	34,804,000	66,182,000	66,050,000	115,166,000
Telecommunications infrastructure services	1,803,000	3,558,000	4,177,000	8,163,000

Cost of revenues	36,607,000	69,740,000	70,227,000	123,329,000

Gross profit	21,257,000	12,879,000	34,285,000	22,980,000
Selling, general and administrative expenses	1,601,000	3,297,000	5,044,000	6,325,000

Income from operations	19,656,000	9,582,000	29,241,000	16,655,000
Gains on the deconsolidation of VIEs	1,324,000	—	2,444,000	—
Other income (expense), net	410,000	(10,000)	566,000	(19,000)

Income from continuing operations before income taxes	21,390,000	9,572,000	32,251,000	16,636,000
Income tax expense	7,467,000	3,591,000	11,388,000	6,108,000

Income from continuing operations	13,923,000	5,981,000	20,863,000	10,528,000

Discontinued operations
Loss on discontinued operations before income taxes	—	—	—	(405,000)
Income tax benefit	—	—	—	120,000

Loss on discontinued operations	—	—	—	(285,000)

Net income	13,923,000	5,981,000	20,863,000	10,243,000
Income (loss) attributable to noncontrolling interests	1,300,000	(220,000)	1,830,000	(396,000)

Net income attributable to the stockholders of Argan	$12,623,000	$6,201,000	$19,033,000	$10,639,000

Earnings (loss) per share attributable to the stockholders of Argan:
Continuing operations
Basic	$0.90	$0.45	$1.36	$0.80

Diluted	$0.89	$0.45	$1.35	$0.78

Discontinued operations
Basic	$—	$—	$—	$(0.02)

Diluted	$—	$—	$—	$(0.02)

Net income
Basic	$0.90	$0.45	$1.36	$0.78

Diluted	$0.89	$0.45	$1.35	$0.76

Weighted average number of shares outstanding
Basic	13,997,000	13,697,000	13,986,000	13,680,000

Diluted	14,129,000	13,935,000	14,132,000	13,952,000

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

Continuing Operations (Unaudited)

	Three Months Ended July 31,
	2013	2012
Income from continuing operations	$13,923,000	$5,981,000
Interest expense	—	15,000
Income tax expense	7,467,000	3,591,000
Depreciation	136,000	132,000
Amortization of purchased intangible assets	61,000	61,000

EBITDA	$21,587,000	$9,780,000

Reconciliations to EBITDA

Power Industry Services (Unaudited)

	Three Months Ended July 31,
	2013	2012
Income before income taxes	$20,823,000	$9,984,000
Interest expense	—	15,000
Depreciation	89,000	69,000
Amortization of purchased intangible assets	61,000	61,000

EBITDA	$20,973,000	$10,129,000

Reconciliations to EBITDA

Continuing Operations (Unaudited)

	Six Months Ended July 31,
	2013	2012
Income from continuing operations	$20,863,000	$10,528,000
Interest expense	10,000	27,000
Income tax expense	11,388,000	6,108,000
Depreciation	265,000	249,000
Amortization of purchased intangible assets	121,000	121,000

EBITDA	$32,647,000	$17,033,000

Reconciliations to EBITDA

Power Industry Services (Unaudited)

	Six Months Ended July 31,
	2013	2012
Income before income taxes	$32,806,000	$17,160,000
Interest expense	10,000	27,000
Depreciation	172,000	127,000
Amortization of purchased intangible assets	121,000	121,000

EBITDA	$33,109,000	$17,435,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and the determination of appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from the Company’s GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2013	January 31, 2013
	(Unaudited)	(Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$152,917,000	$175,142,000
Accounts receivable, net of allowance for doubtful accounts	15,101,000	24,879,000
Notes receivable from VIEs and accrued interest	9,691,000	—
Costs and estimated earnings in excess of billings	509,000	1,178,000
Deferred income tax assets	133,000	1,303,000
Prepaid expenses and other current assets	3,231,000	1,606,000

TOTAL CURRENT ASSETS	181,582,000	204,108,000
Property, plant and equipment, net ($5,309,000 related to variable interest entities as of January 31, 2013)	4,188,000	9,468,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization	2,210,000	2,331,000
Deferred income tax and other assets	292,000	341,000

TOTAL ASSETS	$206,748,000	$234,724,000

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,510,000	$32,699,000
Accrued expenses	8,026,000	9,488,000
Billings in excess of costs and estimated earnings	40,075,000	73,359,000

TOTAL CURRENT LIABILITIES	65,611,000	115,546,000
Other liabilities	6,000	10,000

TOTAL LIABILITIES	65,617,000	115,556,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 14,020,284 and 13,977,560 shares issued at July 31 and January 31, 2013, respectively; 14,017,051 and 13,974,327 shares outstanding at July 31 and January 31, 2013, respectively	2,103,000	2,096,000
Additional paid-in capital	96,098,000	95,004,000
Retained earnings	42,884,000	23,850,000
Treasury stock, at cost – 3,233 shares at July 31 and January 31, 2013	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	141,052,000	120,917,000
Noncontrolling interests	79,000	(1,749,000)

TOTAL EQUITY	141,131,000	119,168,000

TOTAL LIABILITIES AND EQUITY	$206,748,000	$234,724,000

Note 1 – The condensed consolidated balance sheet as of January 31, 2013 has been derived from audited consolidated financial statements.